UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12.

EverBank Financial Corp

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

This document is intended to answer questions clients may have regarding the announced transaction between EverBank and TIAA, and may be subject to change. We are committed to keeping clients and associates as informed as possible, while remaining in compliance with regulations and polices governing this transaction. Please refer to official company announcements and public filings for the most relevant and accurate information at any time.

CONSUMER BANKING, LENDING, AND SERVICING QUESTIONS

What changes, if any, should I expect to my account?

In the immediate term, there will be no impact to your existing EverBank accounts. You can continue to use your existing Financial Centers [Home Lending offices] and all of your online and mobile account features, e.g., bill pay, mobile deposits, debit cards, ATMs, until TIAA and EverBank client records can be integrated.

Does TIAA offer the same products? What are the differences?

TIAA and EverBank both offer a variety of personal and business banking and lending solutions. They currently do not offer currency CDs or equipment leasing products and are excited about the future possibilities to enhance their existing portfolio. TIAA has an extensive array of retirement, insurance, brokerage and investment management offerings. To learn more about TIAA’s full range of products, go to:

https://www.tiaa.org/public/offer/products

https://www.tiaa.org/public/offer/services

Are there any changes to my rates or fees as a result of the announcement?

No, there have been no changes to rates or fees as a result of the announcement.

Will my EverBank account [loan] number stay the same?

Yes, your account [loan] number will stay the same in the immediate term. There may be changes to your account [loan] number down the road if TIAA chooses to migrate EverBank accounts over to TIAA’s banking [servicing] platforms, but you will be notified well in advance of any changes to your account [loan] before they are made.

Can I still use my EverBank checks?

You will be able to continue using your personal checks at this time, and your ATM/Debit card will continue to work.

Will my ATM coverage change?

Your ATM coverage will not change during the interim period prior to conversion.

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My EverBank CD is maturing in a few days/weeks. How will the announcement impact my options?

The announcement will have no impact on your CD maturity options. You should continue to follow the instructions provided in your CD maturity letter to renew, change or withdraw your CD funds.

Will my direct deposit, automated payments and transfers remain the same?

Direct deposits, automated payments and transfers will continue as you have scheduled. If you need to change anything in the future, please contact the same Financial Center or service representatives you did before.

Will my Financial Center [Home Lending branch] remain open?

Financial Centers and Home Lending offices will remain open during regular business hours.

Will I still be able to use EverBank’s online banking service?

Yes, online banking services will continue to be available by logging on to your account at everbank.com.

I’m a banking client. What client service number should I use?

We are committed to continuing to provide great client service, as always. Our client solutions teams are available for personal banking questions at 1.888.882.3837. For business banking, call 1.866.371.3831, option 5 (8:00am – 5:00pm ET, Mon - Fri) to speak with a business solutions specialist.

I’m a mortgage client. What client service number should I use?

For existing loans, call 1.800.669.9721 (8:00am – 9:00pm ET, Mon - Fri) to speak with a mortgage expert.

To inquire about a new loan, you may:

1) Call 1.877.436.4381 to speak with a mortgage expert during the following hours: 8:30am – 8:00pm ET, Mon - Thur; 8:30am – 7:00pm ET, Fri; 9:00am – 5:00pm ET, Sat

2) Or contact a local mortgage expert near you. To search for the professionals in your area, use our online locator tool at everbank.com/locations.

What website should I log into?

For online banking or loan servicing purposes, the log-in or sign-on process remains the same.

Where can I send my credit card payments?

Please follow the instructions provided on your credit card statement.

Where do I send my mortgage/loan payments?

Please follow the instructions provided on your mortgage/ loan statement.

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Will I still be able to pay my mortgage online?

Yes, you should continue to pay your mortgage online as you do now.

Can I still make my mortgage payment at my EverBank branch?

Yes, you can continue to make mortgage payments at your nearest EverBank branch.

My EverBank loan is scheduled to close within the next few weeks. Do you anticipate any delays in my closing as a result of the announcement?

No, your loan closing date will not be impacted by the announcement.

I’m in the middle of a loan modification with EverBank. Will anything change as a result of the announcement?

No, your loan modification will not be impacted by the announcement. You should continue to follow the instructions outlined in your loan modification package.

I’m a EverBank Wealth Management [Brokerage] client and noticed that TIAA has significant asset management, brokerage and advisory capabilities. Does TIAA plan to keep EverBank’s Wealth Management [Brokerage] groups?

The combination of TIAA and EVERBANK provides many exciting possibilities, with complimentary portfolios. Expect additional information to be provided outlining the specific plans for these offerings within the coming weeks.

I am a customer of EverBank and TIAA. How does this announcement impact those relationships?

In the immediate term, there will be no impact to your relationship with either organization. EverBank and TIAA will both operate independently until a later defined conversion date.

Can I purchase EverBank and TIAA products through one sales or service representative?

Not at this time. EverBank’s branches, products and rates will operate independently until a later defined conversion date.

If I’m a TIAA customer, can I use a EverBank branch?

EverBank branches will operate independently until a later defined date. If you wish to transact with an EverBank branch, you will need to open a new account by applying online at everbank.com or inquiring at your nearest EverBank branch location.

If I’m a TIAA customer, do I qualify for EverBank’s Direct rates?

EverBank’s branches, products and rates will operate independently until a later defined conversion date. If you wish to benefit from EverBank’s Direct rates immediately, simply visit everbank.com and select “Open Now” to get started or see a Financial Center representative at your nearest EverBank branch location.

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COMMERCIAL/B-TO-B CLIENT QUESTIONS

What can existing EverBank business/commercial clients expect as a result of this announcement?

Prior to the close of the transaction, it will be business as usual for all EverBank clients. TIAA has more than 16,000 institutional clients and is the 3rd largest commercial real estate manager in the world. We will work collaboratively with TIAA to determine exciting ways our nationwide commercial asset origination capabilities can combine with TIAA’s established institutional client base and expertise in commercial real estate.

DISCLOSURE

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Merger between EverBank Financial Corp and TIAA. In connection with the Merger, EverBank Financial Corp intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. INVESTORS AND STOCKHOLDERS OF EVERBANK FINANCIAL CORP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING EVERBANK FINANCIAL CORP’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain copies of the documents, when filed, free of charge at the SEC’s website https://www.sec.gov. Investors and stockholders may also obtain copies of documents filed by EverBank Financial Corp with the SEC by contacting EverBank Financial Corp at Investor Relations, EverBank Financial Corp, 501 Riverside Ave. 12th Floor, Jacksonville, FL 32202, by email at scott.verlander@everbank.com, or by visiting EverBank Financial Corp website: http://about.everbank/investors/.

Participants in Solicitation

TIAA and EverBank Financial Corp and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of EverBank Financial Corp Common Stock in connection with the proposed Merger. Information about EverBank Financial Corp’s directors and executive officers is available in EverBank Financial Corp’s proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors and stockholders should read the proxy statement carefully when it becomes available before making any investment or voting decisions.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be protected by the safe harbor provided therein. We generally identify forward-looking statements, particularly those statements regarding the benefits of the proposed Merger between TIAA and EverBank Financial Corp, the anticipated timing of the transaction and the products and markets of each

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company, by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “strategy,” “future,” “opportunity,” “will likely result” or the negative version of those words or other comparable words. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this communication, including, but not limited to: the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect EverBank Financial Corp’s business and the price of EverBank Financial Corp Common Stock; required governmental approvals of the Merger may not be obtained or may not be obtained on the terms expected or on the anticipated schedule, and materially burdensome or adverse regulatory conditions may be imposed in connection with any such governmental approvals; EverBank Financial Corp’s stockholders may fail to approve the Merger; the parties to the Merger Agreement may fail to satisfy other conditions to the completion of the Merger, or may not be able to meet expectations regarding the timing and completion of the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the Merger on EverBank Financial Corp’s business relationships, operating results, and business generally; risks that the proposed Merger disrupts current plans and operations of EverBank Financial Corp and potential difficulties in EverBank Financial Corp employee retention as a result of the Merger; risks related to diverting management’s attention from EverBank Financial Corp’s ongoing business operations; the outcome of any legal proceedings that may be instituted against EverBank Financial Corp related to the Merger Agreement or the Merger; the amount of the costs, fees, expenses and other charges related to the Merger; the ability of TIAA to successfully integrate EverBank Financial Corp’s operations, product lines, and technology; the ability of TIAA to implement its plans, forecasts, and other expectations with respect to EverBank Financial Corp’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation; the impact of changes in interest rates; and political instability. For additional factors that could materially affect our financial results and our business generally, please refer to EverBank Financial Corp’s filings with the SEC, including but not limited to, the factors, uncertainties and risks described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Neither TIAA nor EverBank Financial Corp undertakes any obligation to revise these statements following the date of this communication, except as required by law.

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